EXHIBIT 10.13

                                LICENSE AGREEMENT

            THIS AGREEMENT is made as of the 6th day of May, 2003 by and between MOLICHEM R&D, INC., a corporation organized and existing under the laws of the State of North Carolina, having a place of business at 100 Europa Drive, Suite 421, Chapel Hill, NC 27517 (hereinafter referred to as "LICENSOR"), and MOLICHEM MEDICINES, INC., a corporation organized and existing under the laws of the State of Delaware, having a place of business at 100 Europa Drive, Suite 421, Chapel Hill, NC 27517 (hereinafter referred to as "LICENSEE").

                              W I T N E S S E T H:

            WHEREAS, LICENSOR is the owner of and has the right to grant a license with respect to certain TECHNOLOGY (as hereinafter defined); and WHEREAS, LICENSOR is willing to grant to LICENSEE a non-exclusive license to develop, market, and sell products incorporating the TECHNOLOGY pursuant to the terms and conditions set forth herein;

            NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  and
covenants set forth herein, the parties hereby agree as follows:

1.    DEFINITIONS

      (a) "FIELD OF USE" shall mean use of the TECHNOLOGY in the treatment of septic shock in non-human mammals.

      (b)  "TECHNOLOGY"  shall  mean  the  iron  containing   compounds  Moli56A
(commonly known as DTPA iron (III)) and Moli56B  (commonly known as Ferrioxamine
B) as described in patent 6,465,511 B1, issued October 15, 2002.

      (c) "TERRITORY" shall mean the United States.

2.    GRANT OF LICENSE

      (a) During the term of this Agreement, and subject to the provisions herein, LICENSOR hereby grants to LICENSEE a non-exclusive License to develop, market, and sell products

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incorporating  the  TECHNOLOGY  in the  TERRITORY in the FIELD OF USE.  LICENSEE
acknowledges that this license does not extend to any human subject use of the TECHNOLOGY.

      (b) This Agreement is personal to the LICENSEE and shall not be assigned by LICENSEE. LICENSEE shall have no right to grant any sublicenses.

3.    OWNERSHIP AND CONFIDENTIALITY OF TECHNOLOGY

      (a) All of the TECHNOLOGY which LICENSOR discloses to LICENSEE shall be and remain the property of LICENSOR. All improvements and developments thereof made by LICENSEE shall be the property of LICENSOR.

      (B) LICENSEE'S only right in the TECHNOLOGY shall be to use it pursuant to the terms of this Agreement. LICENSEE shall keep all of the TECHNOLOGY confidential and secret, and shall not reveal all or any part of the TECHNOLOGY to any person other than to the officers, directors, consultants or employees of LICENSEE who need to know about the TECHNOLOGY and are bound by confidentiality agreements satisfactory in form and content to the LICENSOR. Further, LICENSEE agrees to notify LICENSOR prior to any such disclosure of the TECHNOLOGY and provide LICENSOR the opportunity to review any such confidentiality agreement and comment on the compliance with this Agreement of any such disclosure. This Paragraph 3(b) shall specifically survive termination of this Agreement.

(C) LICENSEE, at any time both during and after the term of this Agreement, shall execute all necessary documents to affect the intent of this Section 3. This Paragraph 3(c) shall specifically survive termination of this Agreement. However, the obligations under this Paragraph shall not apply to such TECHNOLOGY which is now or may hereafter come into the public domain without fault on the part of LICENSEE or its employees, directors or officers.

      (D) LICENSEE,  upon  termination  of this License,  shall promptly give to
LICENSOR  all  material   pertaining  to  the  TECHNOLOGY,   including   copies,
translations and any media in which the

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TECHNOLOGY is contained,  and shall cease all use and sale of the  TECHNOLOGY or products incorporating the TECHNOLOGY. (E) LICENSEE acknowledges that LICENSOR has not given or made any representation or warranties, express or implied, with respect to the TECHNOLOGY, and the TECHNOLOGY is being delivered "as is" without any warranty as to merchantability or fitness for a particular purpose.

4.    LICENSING FEE, ROYALTIES, CONTINUATION PAYMENT AND MILESTONE PAYMENT

            In consideration of the rights granted to LICENSEE hereunder, LICENSEE shall pay to LICENSOR (a) a licensing fee of $1.00 per year (the "Licensing Fees"), payable each year on the anniversary of the date of this Agreement; (b) an annual royalty equal to 6% of net sales of LICENSEE related to the TECHNOLOGY and attributable to this Agreement (the "Royalties"), payable each year on the anniversary of the date of this Agreement; (c) a one time continuation payment of $500,000 (the "Continuation Payment") payable on the first anniversary of the date of this Agreement; and (d) a one time milestone payment of $2,000,000 (the "Milestone Payment") within sixty (60) days of a product incorporating the TECHNOLOGY being approved in the FIELD OF USE but in no event shall such payment be due prior to the first anniversary of the date of this Agreement.

5.    TERM AND TERMINATION

      (a) This Agreement and the License granted hereunder shall commence on the date set forth above and shall remain in effect for a period of ten (10) years, unless sooner terminated as provided herein.

      (B) LICENSOR may, at its option, terminate this Agreement if there shall occur a breach by LICENSEE of any of the terms and conditions of the Agreement, including but not limited to the following situations, and LICENSEE does not cure the breach within thirty (30) days after receiving written notice thereof:

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            (I)   LICENSEE  takes  any  action  that  could  publicly  damage or reflect adversely on LICENSOR (e.g., an officer or employee of LICENSEE is arrested for criminal activity); or

            (ii) LICENSEE fails to make payment of Licensing Fees, Royalties, the Continuation Payment or the Milestone Payment when due.

      If LICENSEE cures such defect within the thirty (30) day cure period and diligently pursues such cure, the Agreement shall remain in full force and effect.

      (C) LICENSEE may, at its option, terminate this Agreement if there shall occur a breach by LICENSOR of any of the terms and conditions of this Agreement, and LICENSOR does not take reasonable steps to cure the breach within thirty
(30) days after receiving written notice thereof. If LICENSOR takes reasonable steps to cure such defect within the thirty (30) day cure period and diligently pursues such cure, the Agreement shall remain in full force and effect.

      (D) LICENSOR may, at its option, immediately terminate this Agreement upon the occurrence of any of the following events:

            (i)   upon   information   and  belief  that   LICENSEE  has  become
                  insolvent;

            (ii) the placement of the assets of LICENSEE in the hands of a receiver, an assignment of assets of LICENSEE for the benefit of creditors or the commencement of any bankruptcy proceeding for LICENSEE; or

            (iii) the voluntary or involuntary dissolution of LICENSEE.

      (e) The termination of this Agreement for any reason shall not release any party from any obligation which accrued prior to such termination, or which, by its terms, is to continue beyond such termination. Notwithstanding the foregoing, LICENSOR's sole remedy for LICENSEE's failure to make payment of the Continuation Payment or the Milestone Payment due hereunder, in a timely fashion or within the thirty (30) day

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cure period,  shall be to terminate this Agreement and LICENSEE shall thereafter have no further obligation to make such payment or payments to LICENSOR.

6.    INFRINGEMENT

            (a) If, at any time during the term of this Agreement, a claim is asserted or an action is commenced by a third person in which it is alleged that the TECHNOLOGY infringes upon the property rights of such third person, then the party against whom the claim is asserted or the action is commenced shall promptly notify the other party hereto. At such time or any time thereafter, if reasonably asked to do so by LICENSOR, LICENSEE shall promptly discontinue use of the TECHNOLOGY.

      In such an infringement situation, LICENSOR shall defend, indemnify and hold LICENSEE harmless from and against any and all demands, claims, actions, liability, losses, damages, costs or expenses, including reasonable attorneys' fees, resulting from LICENSEE'S use of the TECHNOLOGY up until the time LICENSOR notified LICENSEE to discontinue said activities.

            (b) If LICENSEE continues to use the TECHNOLOGY after it has been notified by LICENSOR, pursuant to Section 6(a) hereof, to discontinue such use, such action shall be considered a breach of the Agreement pursuant to Section 6(a) hereof, all licenses granted to LICENSEE hereunder shall immediately and automatically terminate and LICENSOR shall no longer be obligated to indemnify and hold LICENSEE harmless from that point on. Thereafter, LICENSEE shall indemnify and hold LICENSOR harmless from and against any and all demands, claims, actions, liability, losses, damages, costs or expenses, including reasonable attorneys' fees, arising out of or in connection with LICENSEE'S continued use of the TECHNOLOGY. Nevertheless, LICENSOR'S obligation to indemnify and hold LICENSEE harmless up until the point of notification shall remain in effect.

            (C) LICENSOR may handle any claim or defend any action referred to in Section 6(a) hereof in its own name, in the name of LICENSEE or in the name of both. LICENSEE shall participate in the handling of any such claim or in the defense of any such action at LICENSOR'S expense, if such participation is reasonably requested by LICENSOR. If LICENSOR does not handle any claim or

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defend any action  referred to in Section 6(a) hereof,  LICENSEE  shall have the right to terminate this Agreement. However, LICENSEE shall not have the right to handle any such claim or defend any such action.

7.    MISCELLANEOUS

      (a)   NOTICES

All notices and other communications required or permitted hereunder shall be in writing and

            (i) when delivered by hand, shall be deemed effective when so delivered;

            (ii) when sent by certified or registered mail, postage prepaid, shall be deemed effective five days after having been sent;

            (iii) when  sent  by  telefax,  with a copy  by  regular  mail or by
                  Federal Express, shall be deemed effective at the time indicated on the fax transmission receipt; or

            (iv) when sent by prepaid cable, telex or telegram, shall be deemed effective one day after having been sent.

      All such notices and other communications shall be addressed as follows:

               If to LICENSOR, to:     Molichem R&D, Inc.
                                       100 Europa Drive
                                       Suite 421
                                       Chapel Hill, North Carolina 27517
                                       Attention: Luis Molina, President

               With copies of all
               correspondence to:      Wyrick Robbins Yates & Ponton LLP
                                       4101 Lake Boone Trail
                                       Suite 300
                                       Raleigh, North Carolina 27607
                                       Attention: W. David Mannheim, Esq.

               If to LICENSEE, to:     Molichem Medicines, Inc.
                                       c/o Gilles Cloutier
                                       100 Chestnut Road
                                       Chapel Hill, North Carolina 27514

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               With copies of all
               correspondence to:      Kaplan Gottbetter & Levenson, LLP
                                       630 Third Avenue
                                       Fifth Floor
                                       New York, New York 10017
                                       Attention: Adam S. Gottbetter, Esq.

            or to such other address as each party shall notify the other.

            (b)         WAIVER, MODIFICATIONS AND AMENDMENTS

                  The failure of either party to enforce at any time any of the provisions of this Agreement or any rights in respect thereto, or to exercise any election herein provided, shall in no way be considered a waiver of such provisions, rights or election.

                  This Agreement may not be modified or amended except by a writing signed by both parties hereto.

            (c)         NONENFORCEABILITY

                  If any provision of this Agreement should be proven unlawful or nonenforceable, such will not affect the validity or enforceability of the remaining provisions.

            (d)         GOVERNING LAW


                  The construction, validity and performance of this Agreement shall be governed in all respects by the laws of the State of New York in connection with any dispute or controversy arising out of or relating to this Agreement, and both parties consent to the jurisdiction of the United States District Court for the Southern District of New York or the appropriate New York State court.

            (e)         ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, with respect to the subject matter hereof.


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                        IN WITNESS WHEREOF,  the parties hereto have caused this
Agreement to be executed and delivered by their respective officers as of the date first above written.

MOLICHEM MEDICINES, INC.                     MOLICHEM R&D, INC.

By: /S/ GILLES CLOUTIER                      By:    /S/ LUIS MOLINA
    ----------------------------------------        ----------------------------
          Name: Gilles Cloutier                     Name: Luis Molina
          Title: President                          Title: President